UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2023

MIND Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13490	76-0210849
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2002 Timberloch Place, Suite 550,
The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(281) 353-4475

2002 Timberloch Place, Suite 400,
The Woodlands, Texas
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock - $0.01 par value per share	MIND	The NASDAQ Stock Market LLC
Series A Preferred Stock - $1.00 par value per share	MINDP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 2, 2023, MIND Technology, Inc. and its wholly owned subsidiary, Klein Marine Systems Inc., (collectively, the “Borrowers”), entered into a $3.75 million Loan and Security Agreement (the “Loan”) with Sachem Capital Corp., (the “Lender”).

The Loan is due February 1, 2024, and bears interest at 12.9% per annum, payable monthly.  However, the Borrowers have prepaid interest through maturity.  In addition, the Borrowers have paid the Lender an origination fee equal to $240,000.  The Loan may be prepaid at any time without penalty.

The Loan is secured by mortgages on certain real estate owned by the Borrowers.

The Loan contains terms customary with this type of transaction including representations, warranties, covenants, and reporting requirements.

Item 9.01 Financial Statements and Exhibits.

	Exhibit Number	Description
(d) Exhibits.	10.1	Loan and Security Agreement, dated February 2, 2023, between the Borrowers and Sachem Capital Corp.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND Technology, Inc.

February 8, 2023	By:	/s/ Robert P. Capps

Name: Robert P. Capps
Title: President and Chief Executive Officer